EXHIBIT 99.1

PRESS RELEASE
Contact:	Mark E. Hood
SVP, Chief Financial Officer (314-633-7255)
Panera Bread Reports Fourth Quarter Revenues Increased 33.1% and
System-Wide Comparable Bakery-Cafe Sales Increased 7.2% For the Four Weeks Ended December 27, 2005
and Raises Fiscal Year 2005 Earnings Per Share Target to $1.64 to $1.65 Per Diluted Share
St. Louis, MO, January 5, 2006 — Panera Bread Company (Nasdaq:PNRA) today reported that revenue increased 33.1% to $173.1 million for the fourth quarter ended December 27, 2005 from $130.1 million in the fourth quarter of 2004. Bakery-cafe sales accounted for $137.0 million of consolidated revenues while franchise royalties and fees and fresh dough sales to franchisees accounted for $36.1 million of consolidated revenues for the fourth quarter of 2005.
System-wide comparable bakery-cafe sales increased 7.2% for the four weeks ended December 27, 2005. The breakdown between Company-owned and franchised bakery-cafes is as follows:

	For the 4 weeks	For the 12 weeks	Year-to-date through
	ended December 27, 2005	ended December 27, 2005	December 27, 2005
Company-owned	6.6%	7.4%	7.4%
Franchised	7.4%	7.8%	8.0%
Total System	7.2%	7.7%	7.8%
Company-owned comparable bakery-cafe sales increases are based on sales for bakery-cafes that have been in operation and company owned for at least 18 months. Franchised comparable bakery-cafe sales increases are based on sales for bakery-cafes that have been in operation for at least 18 months. Both company-owned and franchised comparable bakery-cafe sales exclude closed locations.
The 7.7% increase in system-wide comparable sales for the 12 weeks ended December 27, 2005 exceeded the Company’s targeted growth range of 5.25% to 5.75% for the fourth quarter. The Company believes that comparable bakery-cafe sales growth in its final period of the year was artificially aided by the beneficial timing of the Sunday Christmas holiday.
The Company now expects earnings per diluted share for the twelve weeks ended December 27, 2005 of $0.50 to $0.51, resulting in fiscal year 2005 earnings per diluted share of $1.64 to $1.65, representing an increase of 31% to 32% over fiscal year 2004 results.
During the fourth quarter of 2005, 53 new bakery-cafes were opened (26 Company and 27 franchise), 1 bakery-cafe was closed, and 21 bakery-cafes were acquired by the Company from a franchisee.
The Company plans to report fourth quarter 2005 earnings after the market close on Thursday, February 9, 2006. The Company will discuss fourth quarter results in a call that will be broadcast on the internet at 8:30 A.M. Eastern Time on February 10, 2006. Go to http://www.panerabread.com/about_investor.aspx to access the call or view the release (when issued). Access to the call and the release will be archived for one year. A schedule of sales and earnings release dates for fiscal year 2006 is attached as Schedule II.
Included above are franchised and system-wide comparable bakery-cafe sales increases. System-wide sales are a non-GAAP financial measure that includes sales at all Company bakery-cafes and franchise bakery-cafes, as reported by franchisees. Management uses system-wide sales information internally in connection with store development decisions, planning, and budgeting analyses. Management believes system-wide sales information is useful in assessing consumer acceptance of the Company’s brand and facilitates an understanding of financial performance as the Company’s franchisees pay royalties and contribute to advertising pools based on a percentage of their sales.

Panera Bread Company owns and franchises bakery-cafes under the Panera Bread® and Saint Louis Bread Co.® names. The Company is a leader in the emerging specialty bread/cafe category due to its unique bread combined with a quick, casual dining experience. Additional information is available on the Company’s website, www.panera.com.
Matters discussed in this news release, including any discussion or impact, express or implied, on the Company’s anticipated growth, operating results and future earnings per share contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe”, “positioned”, “estimate”, “project”, “target”, “continue”, “intend”, “expect”, “future”, “anticipates”, and similar expressions. All forward-looking statements included in this release are made only as of the date of this release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that occur or which we hereafter become aware, after that date. Forward looking information expresses management’s present belief, expectations, or intentions regarding the Company’s future performance. The Company’s actual results could differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties and could be negatively impacted by a number of factors. These factors include but are not limited to the following: variations in the number and timing of bakery-cafe openings; the ability by the Company and franchisees to operate additional bakery-cafes profitably; public acceptance of new bakery-cafes; competition; national and regional weather conditions; changes in restaurant operating costs, particularly market changes, food and labor costs, and inflation; and other factors that may affect retailers in general. These and other risks are discussed from time to time in the Company’s SEC reports, including its Form 10-K for the year ended December 25, 2004 and its quarterly reports on Form 10-Q.

PANERA BREAD COMPANY
SCHEDULE I — SUPPLEMENTAL INFORMATION

	Historical System-Wide Average Weekly Sales
	2005	2004	2003	2002	2001	2000
AWS	$38,318	$36,008	$35,617	$35,388	$33,608	$31,004

	2005 System-Wide Average Weekly Sales By Year Opened
			2003 Opens
	2005 Opens	2004 Opens	& Prior	Total
Bakery-Cafes	139	143	595	877
Q1 05	$38,797	$34,477	$37,330	$36,815
Q2 05	$36,424	$35,263	$38,444	$37,754
Q3 05	$37,930	$36,130	$38,921	$38,342
Q4 05	$38,086	$38,714	$41,516	$40,594
2005 YTD	$37,804	$36,017	$38,918	$38,318

	Year-Over-Year Change in System-Wide AWS and Comp Sales
			2003 Opens
	2005 Opens	2004 Opens (a)	& Prior	AWS Total	Comp Sales Total
Q1 05	N/A	-14.1%	6.6%	4.8%	6.5%
Q2 05	N/A	-3.0%	9.8%	7.5%	9.3%
Q3 05	N/A	5.5%	8.6%	7.5%	8.2%
Q4 05	N/A	8.3%	7.5%	6.4%	7.7%
2005 YTD	N/A	1.0%	8.0%	6.4%	7.8%

(a)	- Change in system-wide AWS in 2005 from 2004 compares 143 bakery-cafes in 2005 against 36, 68, 102, and 143 bakery-cafes at the end of the first, second, third, and fourth quarters of 2004, respectively.

	2005 Sales Metrics for Company Bakery-Cafes
	Bakery-Cafe Sales	Operating		Year-Over-Year Change
	($ in 000's)	Weeks	AWS	AWS	Comp Sales
Q1 05	$133,352	3,713	$35,914	4.2%	7.1%
Q2 05	$109,112	2,971	$36,724	4.5%	7.9%
Q3 05	$116,522	3,120	$37,347	5.4%	7.2%
Q4 05	$136,995	3,476	$39,415	5.3%	7.4%
2005 YTD	$495,981	13,280	$37,348	4.9%	7.4%

	2005 Sales Metrics for Franchisee Bakery-Cafes
	Bakery-Cafe Sales	Operating		Year-Over-Year Change
	($ in 000's)	Weeks	AWS	AWS	Comp Sales
Q1 05	$310,821	8,352	$37,215	5.1%	6.2%
Q2 05	$245,091	6,411	$38,231	8.9%	9.9%
Q3 05	$256,240	6,602	$38,812	8.6%	8.6%
Q4 05	$277,091	6,725	$41,204	7.2%	7.8%
2005 YTD	$1,089,243	28,090	$38,777	7.2%	8.0%

	Bakery-Cafe Openings
	Company	Franchise	Total		Company	Franchise	Total
Q1 05	17	15	32	Q1 04	11	25	36
Q2 05	13	11	24	Q2 04	13	19	32
Q3 05	10	20	30	Q3 04	15	19	34
Q4 05	26	27	53	Q4 04	15	26	41
2005 YTD	66	73	139	2004 YTD	54	89	143

AWS	—	average weekly sales for the time period indicated and excludes the three additional days in the first quarter of 2005 resulting from the change in fiscal week.

Comp Sales	—	comparable bakery-cafes sales increases for the time period indicated, which exclude closed locations and are based on sales for bakery-cafes that have been in operation and owned for at least 18 months, and excludes the three additional days in the first quarter of 2005 resulting from the change in fiscal week.

Panera Bread Company
Schedule II — Press Release Dates
Comparable Bakery-Cafe Sales Press Release Dates

For the Four/Five Weeks Ended	Press Release Date (Before Market Opens)
January 24, 2006 (4 weeks)	February 1, 2006
February 28, 2006 (5 weeks)	March 8, 2006
March 28, 2006 (4 weeks)	April 5, 2006
April 25, 2006 (4 weeks)	May 3, 2006
May 30, 2006 (5 weeks)	June 7, 2006
June 27, 2006 (4 weeks)	July 6, 2006
July 25, 2006 (4 weeks)	August 2, 2006
August 29, 2006 (5 weeks)	September 6, 2006
September 26, 2006 (4 weeks)	October 4, 2006
October 24, 2006 (4 weeks)	November 1, 2006
November 28, 2006 (5 weeks)	December 6, 2006
December 26, 2006 (4 weeks)	January 4, 2007
Earnings Press Release Dates

For the Quarter Ended	Press Release Date (After Market Closes)
March 28, 2006	April 25, 2006
June 27, 2006	July 25, 2006
September 26, 2006	October 25, 2006